EXHIBIT 23.3

                         Consent of Arthur Andersen LLP,

                         Independent Public Accountants,

                             dated October 30, 2001


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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated August 30, 2001 included in the financial statements of SHC Miami Airport LLC, Hilton Costa Mesa, Hilton Suites Auburn Hills and Embassy Suites Portland Downtown as of December 31, 2000 included in this Amendment No. One to CNL Hospitality Properties, Inc.'s previously filed Registration Statement (File No. 333-67124).


/s/ Arthur Andersen LLP
------------------------------------
Arthur Andersen LLP

Los Angeles, California
October 30, 2001